Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NOVABAY PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(5)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.01 par value per share(2)	457(o)	—	—	$4,025,000.00	0.00014760	$594.09
	Equity	Pre-funded warrants to purchase common stock (2)(3)(4)	457(g)	—	—	Included above	—	—
	Equity	Common Stock issuable upon exercise of pre-funded warrants to purchase Common Stock(2)	457(o)	—	—	Included above	—	—
	Equity	Series F-1 warrants to purchase common stock(2)(3)	457(g)	—	—	Included above	—	—
	Equity	Common Stock issuable upon exercise of Series F-1 Warrants to purchase Common Stock(2)	457(o)	—	—	$4,025,000.00	0.00014760	$594.09
	Equity	Series F-2 warrants to purchase common stock(2)(3)	457(g)	—	—	Included above
	Equity	Common Stock issuable upon exercise of Series F-2 Warrants to purchase Common Stock(2)	457(o)	—	—	$4,025,000.00	0.00014760	$594.09
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					$12,075,000.00		$1,782.27
	Total Fees previously Paid							$1,180.80
	Total Fee Offsets							—
	New Fees Due							$601.47

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(4)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants to purchase common stock (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $4,025,000.

(5)

Includes the maximum aggregate offering price of additional shares of common stock and/or Series F-1 warrants and Series F-2 warrants that the underwriters have the option to purchase from the Registrant, if any.